EXHIBIT 99.1
                         NEWS RELEASE

LivaNova Completes Initial Closing of Heart Valve Business to
Gyrus Capital
Additional local business closings to occur later this year

London, June 1, 2021 – LivaNova PLC (NASDAQ:LIVN), a market-leading medical technology and innovation company, today announced it has successfully completed the initial closing of the divestiture of its heart valve (HV) business to Gyrus Capital (Gyrus), an investment firm dedicated to investments in the healthcare and sustainability sectors, for an enterprise value of €60 million (US $73 million). CORCYM, an independent company recently launched and owned by entities funded and controlled by Gyrus, will manage the HV business.
“The completion of the HV sale to Gyrus Capital allows LivaNova to optimize its portfolio and sharpen its focus on cardiovascular and neuromodulation, our two areas of excellence,” said Damien McDonald, Chief Executive Officer of LivaNova. “We are now better positioned to accelerate growth in our core, dedicate resources toward executing promising pipeline opportunities, and enhance our operational excellence to best serve our patients and deliver maximum value to shareholders.”
The HV business consists of a comprehensive portfolio of products, featuring Perceval®, a unique sutureless aortic valve, and Memo 4D®, a semi-rigid mitral annuloplasty ring. Together with mechanical valves, this portfolio fits the differing needs of cardiac surgeons and patients worldwide. Approximately 850 employees will transition to CORCYM as part of the global HV business, which has major operations in Saluggia, Italy and Vancouver, Canada. As of today, LivaNova and CORCYM completed the initial closing relating to CORCYM’s acquisition of the LivaNova HV business. In the initial closing, CORCYM acquired LivaNova manufacturing facilities in Saluggia and Vancouver and related assets in other geographies, representing most of the HV business. During the course of 2021, the parties expect to complete the transfer of the commercial operations in various local jurisdictions.

LivaNova expected the HV business to generate net revenues of approximately $70 million during the period of June 1 through December 31, 2021. After excluding these estimated net revenues for the HV business, LivaNova full-year 2021 worldwide sales growth on a constant-currency basis is expected to be 0% to 5%. In addition, the Company estimates an adjusted earnings per share dilution of approximately $0.09 related to the divestiture, and now anticipates full-year 2021 adjusted earnings per share of $1.31 to $1.81. Adjusted free cash flow will exclude proceeds received from the divestiture. LivaNova will provide further details on the financial impact of the divestiture when it reports its second-quarter 2021 results.
Advisors
Goldman Sachs & Co. LLC served as the financial advisor to LivaNova and Cleary Gottlieb Steen & Hamilton LLP served as legal counsel.
Medeor is serving as transaction and business advisor to Gyrus. Other Gyrus advisors include: Deloitte - financial, tax and carve out; Alira Health, Medpass International - commercial; DuPont Sustainable Solutions – environmental; Nctm, Gowling WLG and Eversheds-Sutherland - legal.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 3,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.
About Gyrus Capital
Gyrus Capital is an investment firm focused on transformational investments in the healthcare and sustainability sectors. Based in Geneva, Switzerland, the firm specializes in $50-500m carve outs of businesses with great product and people, which are non-core to their parent corporates. The LivaNova HV carve out follows the acquisition of DuPont Sustainable Solutions (global leader in occupational health and risk and safety consulting) from E.I. DuPont de Nemours in 2019. To learn more, visit www.gyruscapital.com.

About CORCYM
CORCYM is a global, independent, medical device company entirely focused on state-of-the-art surgical solutions to fight structural heart disease. CORCYM has a presence in more than 100 countries with approximately 850 employees and ensures strong continuous support to patients, healthcare professionals and healthcare systems worldwide. www.corcym.com.
Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not necessarily in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP.
Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the sales performance of LivaNova and to compare the sales performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in sales between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net sales growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance excludes items such as, but not limited to, changes in fair value of contingent consideration arrangements, asset impairment charges and product remediation costs that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net sales and adjusted diluted earnings per share are net sales, the effective tax rate and earnings per share, respectively. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of contingent consideration arrangements, product remediation costs, asset impairment charges, and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures used by LivaNova facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
This news release contains “forward-looking statements” concerning LivaNova goals, beliefs, expectations, strategies, objectives, plans and underlying assumptions and other statements that are not necessarily based on historical facts. These statements include, but are not limited to, statements regarding the HV transaction, including but not limited to the likelihood or timing of the completion of the remaining portion of the sale of the HV business and the Company’s full-year expected guidance impact as a result of the divestiture. Important factors that may cause actual results to differ include, but are not limited to: (i) the ability of LivaNova to successfully complete the sale of the remaining portions of the HV business; (ii) failure to obtain applicable regulatory or other approvals in a timely manner or otherwise; (iii) failure to satisfy other conditions to the proposed transaction; (iv) the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; and (v) unexpected costs or liabilities that may arise from the sale of the HV business. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect LivaNova’s business, including those described in the “Risk Factors” section of LivaNova’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

LivaNova Investor Relations and Media Contacts
+1 281-895-2382
Lindsey Little
Senior Director, Investor Relations
InvestorRelations@livanova.com
Deanna Wilke
VP, Corporate Communications
Corporate.Communications@livanova.com

###
5